Exhibit 10.2

ROGERS CORPORATION
2009 LONG-TERM EQUITY COMPENSATION PLAN

PERFORMANCE-BASED RESTRICTED STOCK AWARD AGREEMENT

Rogers Corporation (the “Company”) hereby grants to «First_Name» «Last_Name» (the “Grantee”) Restricted Stock Units under Section 8 of the Rogers Corporation 2009 Long-Term Equity Compensation Plan, as amended (the “Plan”).  This Performance-Based Restricted Stock Award Agreement (this “Agreement”) entitles the Grantee to payment in the form of Shares following the attainment of the Performance Objectives and employment requirements set forth below.  The target number of shares of (capital) common stock of the Company (the “Capital Stock”) subject to this Agreement is   «Company_Name» Shares (the “Target Shares”), subject to adjustment under Section 2.3 of the Plan.  This Award is granted as of February 9, 2012 (the “Grant Date”).

1.           Acceptance of Award.  The Grantee shall have no rights with respect to this Agreement unless he or she shall have accepted this Agreement prior to the close of business on August 1, 2012 by signing and delivering to the Company a copy of this Agreement.

2.           Issuance of Shares.

(a)           Subject to Paragraph 6 below, the actual number of shares of Capital Stock to be issued to the Grantee shall be determined based on the Weighted Average Performance Achievement Percentage (as defined in Paragraph 2(b) below) during the Company’s 2012, 2013 and 2014 fiscal years (the “Performance Period”) using the following table:

	Weighted Average Performance Achievement Percentage	Percentage of Target Shares

Below Threshold	Less than 0%	None
Threshold	0%	0% of Target Shares
Target	100%	100% of Target Shares
Maximum	200% or more	200% of Target Shares

For avoidance of doubt, no Shares shall be awarded for a Weighted Average Performance Achievement Percentage of 0% or less, and no more than two times the number of Target Shares shall be deliverable if the Weighted Average Performance Achievement Percentage exceeds 200%.

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(b)           The “Weighted Average Performance Achievement Percentage” for purposes of this table shall be the average percentage for the Performance Objectives determined pursuant to Schedule A to this Agreement.  Straight-line interpolation shall be used to determine the “Percentage of Target Shares” under the table set forth in Paragraph 2(a) above if the Weighted Average Performance Achievement Percentage is between Threshold and Target and between Target and Maximum.  For example, a 50% Weighted Average Performance Achievement Percentage will result in delivery of 50% of the Target Shares.  Any partial Share shall be rounded up to the nearest whole Share.

3.           Restrictions and Conditions.  If the Grantee’s employment with the Company and its Affiliates is terminated for any reason, other than death, Disability or Retirement, as such terms are set forth and defined in Schedule B hereto, prior to the end of the Performance Period, the Grantee shall forfeit any and all rights hereunder and no shares of Capital Stock shall be issued hereunder regardless of actual performance during the Performance Period.  If the Grantee’s employment with the Company and its Affiliates is terminated due to the Grantee’s death, Disability or Retirement prior to the end of the Performance Period, the number of shares of Capital Stock determined pursuant to Paragraph 2 to be issued to the Grantee shall be pro rated based on the number of days that the Grantee was actively employed during the Performance Period, rounded up to the nearest whole Share.  For example, if the Grantee was actively employed by the Company, one of its Affiliates or both, for 600 days during the Performance Period and then terminated employment due to Retirement, then the Grantee shall receive 54.79% [600 days / (365 x 3)] of the number of shares of Capital Stock determined under Paragraph 2 based on the performance achieved at the end of the Performance Period, rounded up to the nearest whole Share.

4.           Scheduled Payment Date.  Subject to Paragraph 6 below, the Company shall deliver or cause to be delivered to the Grantee the number of earned and vested Shares, if any, as certified by the Compensation and Organization Committee of the Board of Directors of the Company (the “Committee”) under Paragraph 2 and Paragraph 3 above, on or before the Scheduled Payment Date in compliance with applicable law.  The Company shall determine in its sole discretion the manner of delivering Shares under this Paragraph 4.  For purposes of this Agreement, the “Scheduled Payment Date” means the March 15th within the calendar year immediately following the expiration of the Performance Period.

5.           Dividends.  The Grantee shall also be paid cash in an amount equal to (a) the dollar value of cash dividends paid by the Company per share of Capital Stock during the period starting on the Grant Date and ending on the date Shares are actually delivered to the Grantee under the terms of this Agreement, multiplied by (b) the number of Shares earned and vested under this Agreement.  Any such dividends shall be paid to the Grantee on the date Shares are actually delivered to the Grantee under the terms of this Agreement.

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6.           Change in Control.  The Restricted Stock Units under this Agreement shall be considered to be earned and vested upon a Change in Control that occurs before the end of the Performance Period to the extent determined by the Committee in good faith under Section 11.9(b) of the Plan; provided that the Grantee is then employed by the Company or one of its Affiliates.  In the event that Restricted Stock Units become earned and vested under this Paragraph 6, payment shall be made consistent with the terms of the Plan as soon as practicable (but in no event more than five business days) following a Change in Control.

7.           Tax Withholding.  The Grantee hereby agrees to make appropriate arrangements with the Company for such income and employment tax withholding as may be required of the Company under applicable United States federal, state, local or foreign law on account of the Grantee’s rights under this Agreement.  The Grantee may satisfy any withholding obligation, in whole or in part, by electing (i) to make a payment to the Company in cash, by check, electronic funds transfer or by other instrument acceptable to the Company, (ii) to deliver to the Company a number of already-owned shares of Capital Stock having a value not greater than the amount required to be withheld (such number may be rounded up to the next whole share) as may be permitted pursuant to written policies or rules adopted by the Committee in effect at the time of the delivery of the earned and vested Shares, or (iii) by any combination of (i) and (ii).  In addition, the Committee may also permit, in its sole discretion and in accordance with such policies and rules as it deems appropriate, the Grantee to have the Company withhold a number of shares which would otherwise be issued pursuant to this Agreement having a value not greater than the amount required to be withheld (such number may be rounded up to the next whole share).  The value of Shares to be withheld or delivered (as may be permitted by the Committee) shall be based on the Fair Market Value of a share of Capital Stock as of the date the amount of tax to be withheld is to be determined.  For avoidance of doubt, the Committee may change its policies and rules for tax withholding in its sole discretion from time to time for any reason.

8.           The Plan.  This Agreement is subject in all respects to the terms, conditions, limitations and definitions contained in the Plan.  In the event of any discrepancy or inconsistency between this Agreement and the Plan, the terms and conditions of the Plan shall control. Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.

9.           No Obligation to Continue Employment.  Neither the Company nor any Affiliate is obligated by or as a result of the Plan or this Agreement to continue the Grantee in employment.

10.           Notices.  Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Grantee at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.

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11.           Purchase Only for Investment.  To insure the Company’s compliance with the Securities Act of 1933, as amended, the Grantee agrees for himself or herself, the Grantee’s legal representatives and estate, or other persons who acquire the rights under this Agreement upon his or her death, that Shares will be acquired hereunder for investment purposes only and not with a view to their distribution, as that term is used in the Securities Act of 1933, as amended, unless in the opinion of counsel to the Company such distribution is in compliance with or exempt from the registration and prospectus requirements of that Act.

12.           Governing Law.  This Agreement shall be governed by the laws of the Commonwealth of Massachusetts, United States of America.

13.           Beneficiary Designation.  The Grantee hereby designates the following person(s) as the Grantee’s Beneficiary(ies) to whom shall be transferred any rights under this Agreement which survive the Grantee’s death.  If the Grantee names more than one primary beneficiary and one or more of such primary beneficiaries die, the deceased primary beneficiary’s interest will be apportioned among any surviving primary beneficiaries before any contingent beneficiary receives any amount, unless the Grantee indicates otherwise in a signed and dated additional page. The same rule shall apply within the category of contingent beneficiaries.  Unless the Grantee has specified otherwise herein, any rights which survive the Grantee’s death will be divided equally among the Grantee’s primary beneficiaries or contingent beneficiaries, as the case may be.

PRIMARY BENEFICIARY(IES)
	Name	%	Address
(a)	____________________________	__	_____________________________
(b)	____________________________	__	_____________________________
(c)	____________________________	__	_____________________________

CONTINGENT BENEFICIARY(IES)
	Name	%	Address
(a)	____________________________	__	_____________________________
(b)	____________________________	__	_____________________________
(c)	____________________________	__	_____________________________

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In the absence of an effective beneficiary designation in accordance with the terms of the Plan and this Agreement, the Grantee acknowledges that any rights under this Agreement that survive the Grantee’s death shall be rights of his or her estate notwithstanding any other agreements or documents (including the Grantee’s will) to the contrary.

14.           Section 409A.  It is intended that this Award be exempt from Section 409A of the Code as a “short-term deferral” (as defined under Treasury Regulation Section 1.409A-1(b)(4)).

This Agreement is to be executed in duplicate.

ROGERS CORPORATION

By: _____________________________

The undersigned hereby acknowledges receipt of this Agreement and agrees to its terms and conditions:

_________________________________
Grantee

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SCHEDULE A

Weighted Average Performance Achievement Percentage

For purposes of this Agreement, there are three metrics:  “Net Sales Growth”, “EPS Growth” and the “Free Cash Flow Percentage” with each of these three metrics defined in SCHEDULE B and each metric is also called a “Performance Objective”.  Each metric is weighted one-third and the total award is based on the sum of the three weighted metric results (i.e., the “Weighted Average Performance Achievement Percentage”) - up to a 200% maximum.

((Net Sales Growth Result)/3) + ((EPS Growth Result)/3) + (( Free Cash Flow Percentage Result)/3) = Weighted Average Performance Achievement Percentage, up to a 200% maximum

2012 Performance Based Restricted Stock Plan Grant Metrics

Net Sales Growth	Result	EPS Growth	Result	Free Cash Flow Percentage	Result

15%	300%	30%	300%	5%	300%

12%	200%	24%	200%	4%	200%

9%	100%	18%	100%	3%	100%

6%	50%	12%	50%	2.50%	50%

3%	25%	6%	25%	2.25%	25%

0%	Threshold	0%	Threshold	2%	Threshold

Straight-line interpolation shall be used to determine the applicable percentage with respect to Rogers Corporation’s achievement of a Performance Objective designated above when performance is between two stated levels in this table.

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SCHEDULE B

Definitions

The following terms shall have the meanings set forth below:

“Disability” means the Grantee’s inability, due to physical or mental incapacity resulting from injury, sickness or disease, for one hundred and eighty (180) days in any twelve-month period to perform his or her duties.

“EPS Growth” means the Company's compound annual growth rate in EPS during the Performance Period, expressed as a percentage, as follows:

((Ending Value for EPS /Beginning Value for EPS)^(1/3)) -1 x 100%

For purposes of this definition:

(a)	“Ending Value for EPS” means EPS for the Company’s 2014 fiscal year,

(b)	“Beginning Value for EPS” means the Adjusted EPS for the Company’s 2011 fiscal year, which is $2.35, and

(c)
“EPS” means, for a given fiscal year, the Company’s net income per share on a fully diluted basis from continuing operations as reported on the Company’s financial statements for that year in accordance with GAAP.

“GAAP” means Generally Accepted Accounting Principles.

Notwithstanding the foregoing, in the event that there is a divestiture, acquisition or other extraordinary event during any fiscal year within the Performance Period, the Committee shall calculate EPS Growth in a manner so as to insure comparable business diluted EPS results are used to determine the Company’s compound annual growth in EPS.

“Free Cash Flow Percentage” means the Company’s average Free Cash Flow during the Performance Period expressed as a percentage of Company’s Net Sales, which shall be determined as follows:

((Year 1 Free Cash Flow/Year 1 Net Sales) + (Year 2 Free Cash Flow/Year 2 Net Sales) + (Year 3 Free Cash Flow/Year 3 Net Sales)) / 3, where “Year 1” is 2012, “Year 2” is 2013, and “Year 3” is 2014.

For purposes of determining the Free Cash Flow Percentage, “Free Cash Flow” for a given fiscal year shall be equal to:

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Net income:

Plus:	non-cash impairment charges, depreciation, amortization and stock compensation expense

Less:	capital expenditures

Less (if applicable):	the increase, if any, in net working capital (i.e., total current assets (excluding cash and cash equivalents) minus current liabilities)

Plus (if applicable):	the decrease, if any, in net working capital

as such amounts are reported on the Company’s applicable audited financial statement in accordance with GAAP.

Notwithstanding the foregoing, in the event that there is a divestiture, acquisition or other extraordinary event during any fiscal year within the Performance Period, the Committee shall calculate Free Cash Flow and Free Cash Flow Percentage in a manner so as to insure comparable business cash flows are used to determine the Company’s Free Cash Flow Percentage.

“Net Sales Growth” means the Company's compound annual growth rate in Net Sales during the Performance Period, expressed as a percentage, as follows:

((Ending Value for Net Sales /Beginning Value for Net Sales)^(1/3)) -1 x 100%

For purposes of this Schedule B:

(a)	“Ending Value for Net Sales” means the Net Sales for the Company’s 2014 fiscal year,

(b)	“Beginning Value for Net Sales” means the Net Sales for the Company’s 2011 fiscal year, and

(c)	“Net Sales” means, for a given fiscal year, the net sales reported on the Company’s financial statements for that year in accordance with GAAP.

Notwithstanding the foregoing, in the event that there is a divestiture, acquisition or other extraordinary event during any fiscal year within the Performance Period, the Committee shall calculate Net Sales and Net Sales Growth in a manner so as to insure comparable business unit sales are used to determine the Company’s compound annual growth in Net Sales.

“Retirement” means Termination of Service (as defined in the Plan) after the Grantee attains fifty-five years of age and completes at least five years of vesting service.  For avoidance of doubt, it is not necessary to complete five years of vesting service prior to attaining age fifty-five in order to qualify for Retirement.  For purposes of this Schedule B, “years of vesting service” shall be determined in the same manner as provided for under the Section 401(k) plan maintained by the Company as in effect on the Grant Date.

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